UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016 (June 20, 2016)

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Commercial Street

Sunnyvale, California

94086

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 530-1900

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Loan and Security Agreement

On June 20, 2016 (the “Closing Date”), Viveve Medical, Inc. (the “Company”) and Viveve, Inc., the Company’s wholly-owned subsidiary (“Viveve”, collectively with the Company, the “Borrowers” and each, individually, a “Borrower”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Western Alliance Bank (the “Lender”), pursuant to which the Lender agreed to loan up to an aggregate of $10 million, to the Borrowers, payable in two tranches of $7.5 million (the “Tranche 1 Term Loan”) and $2.5 million (the “Tranche 2 Term Loan”, each of the Tranche 1 Term Loan and Tranche 2 Term Loan, individually, a “Term Loan” and collectively, the “Term Loans”). The funding conditions for both the Term Loans were satisfied as of the Closing Date, and therefore, both the Term Loans in an aggregate principal amount of $10 million were issued to Viveve on the Closing Date.

At closing, the proceeds from the Term Loans were used to repay the outstanding existing indebtedness to Pacific Western Bank, as successor in interest to Square 1 Bank, in the aggregate amount of approximately $4.5 million, and the balance is to be used for working capital purposes and to fund general business requirements. Interest under the Term Loans will accrue at a per annum rate equal to the Index Rate (i.e., the 30 day U.S. LIBOR rate reported in the Wall Street Journal) plus 6.96% determined on the funding date of each Term Loan, subject to adjustment if the Index Rate increases by more than 0.50% (a “Qualifying Increase”) and provided that, after the Qualifying Increase, the Term Loan shall bear interest on the outstanding obligations under the loan at a floating per annum rate equal to the greater of (i) the Index Rate plus 6.96%, determined as of the last day of each month, and (ii) 7.40%.

The Tranche 1 Term Loan, including all unpaid principal and accrued interest, is due to be repaid on or before January 1, 2020 (the “Tranche 1 Maturity Date”) and the Tranche 2 Term Loan, including all unpaid principal and accrued interest, is due to be paid 29 months following the first Amortization Date (as defined below) of the Tranche 2 Term Loan (the “Tranche 2 Maturity Date”). Interest shall be payable monthly beginning on the first day of the first month following the funding date through the Amortization Date (as defined below) of each Term Loan, upon which payments of principal, together with applicable interest, shall be payable. “Amortization Date” means (i) with respect to the Tranche 1 Term Loan, July 1, 2017, and (ii) with respect to the Tranche 2 Term Loan, the thirteenth Payment Date following the funding date of the Tranche 2 Term Loan. “Payment Date” means the first calendar date of each month.

Events of default which may cause repayment of the Loan to be accelerated include (1) non-payment of any obligation when due, (2) the failure to perform any obligation required under the Loan Agreement and to cure such default within a reasonable time frame, (3) the occurrence of a Material Adverse Event, as defined in the Loan Agreement, (4) the attachment or seizure of a material portion of the Borrowers’ assets if such attachment or seizure is not released, discharged or rescinded within 10 days, (5) if a Borrower becomes insolvent or starts an insolvency proceeding or if an insolvency proceeding is brought by a third party against a Borrower and such proceeding is not dismissed within 45 days, (6) if a Borrower defaults on or fails to perform any agreement (i) resulting in a right by a third party to accelerate indebtedness in an amount in excess of $50,000 or (ii) that would reasonably be expected to have a Material Adverse Effect, as defined in the Loan Agreement, (7) if a final, uninsured judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $50,000 is rendered against a Borrower and remains unsatisfied and unstayed for a period of 10 days, (8) if any material misrepresentation or material misstatement existed in any warranty or representation set forth in the Loan Agreement or in any certificate delivered to the Lender pursuant to the Loan Agreement or to induce the Lender to enter into the Loan Agreement or any other loan document, or (9) if any guaranty of all or a portion of the Borrowers’ obligations ceases to be in full force and effect, or any guarantor fails to perform any material obligation under any guaranty, or if any of the above circumstances occur with respect to any guarantor.

The Loan Agreement creates a first priority security interest in favor of the Lender with respect to certain Collateral, as defined in the Loan Agreement.

Intellectual Property Security Agreements.

In connection with the Loan Agreement, the Lenders and the Borrowers also entered into an Intellectual Property Security Agreement, dated as of June 20, 2016 pursuant to which a first priority security interest was created in all of the Borrowers’ intellectual property. The security interest granted pursuant to the Intellectual Property Security Agreements is in conjunction with the security interest granted to the Lender under the Loan Agreement and the rights and remedies of the Lender with respect to the security interest granted pursuant to the Intellectual Property Security Agreements are in addition to those set forth in the Loan Agreement.

Warrant.

As additional consideration for the Term Loans made to Viveve, the Company issued a 10-year warrant (the “Warrant”) to the Lender. The Warrant entitles the Lender and its assignee to purchase up to an aggregate of 100,402 shares of the Company’s common stock at an exercise price of $4.98 per share. The Warrant includes a cashless exercise provision.

The above are brief descriptions of the Loan Agreement, the Intellectual Property Security Agreements, and the Warrant and are qualified in their entirety by the full text of those documents, which are attached as exhibits to this Current Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information about the Warrant which is included in Item 1.01 above is incorporated herein by reference.

In issuing the Warrant, the Company relied on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), inasmuch as the Lender is an accredited investor and the Company did not engage in any form of general solicitation or general advertising in conjunction with the issuance of the Warrant.

Item 8.01	Other Events

On June 20, 2016, the Company issued a press release to announce the Company’s entry into the Loan Agreement and closing of the Term Loans. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished herewith pursuant to Item 8.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 8.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement dated as of June 20, 2016 by and among Viveve Medical, Inc., Viveve, Inc. and Western Alliance Bank
10.2	Intellectual Property Security Agreement dated as of June 20, 2016 between Viveve Medical, Inc. and Western Alliance Bank
10.3	Intellectual Property Security Agreement dated as of June 20, 2016 between Viveve, Inc. and Western Alliance Bank
10.4	Warrant issued by Viveve Medical, Inc. in favor of Western Alliance Bank
99.1	Press release dated June 20, 2016*

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 21, 2016

VIVEVE MEDICAL, INC.

By:	/s/ Scott Durbin
Scott Durbin, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement dated as of June 20, 2016 by and among Viveve Medical, Inc., Viveve, Inc. and Western Alliance Bank
10.2	Intellectual Property Security Agreement dated as of June 20, 2016 between Viveve Medical, Inc. and Western Alliance Bank
10.3	Intellectual Property Security Agreement dated as of June 20, 2016 between Viveve, Inc. and Western Alliance Bank
10.4	Warrant issued by Viveve Medical, Inc. in favor of Western Alliance Bank
99.1	Press release dated June 20, 2016*

 * Furnished herewith

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